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                               BROKER-DEALER AGREEMENT



Provident Distributors, Inc.
Four Falls Corporate Center - 6th Floor
West Conshohocken, Pennsylvania  19428-2961

Ladies and Gentlemen:

     We desire to enter into an Agreement with you for the sale of shares of beneficial interest in the Senbanc Fund (the "Fund"), a series of Hilliard Lyons Research Trust (the "Trust"), a Delaware business trust and an open-end registered investment company of which you are the principal underwriter as such term is defined in the Investment Company Act of 1940, as amended, and for which you are an agent for the continuous distribution of shares pursuant to the terms of a Distribution Agreement between you and the Trust on behalf of the Fund. Unless the context otherwise requires, as used herein the term "Prospectus" shall mean the Fund's prospectus and related statement of additional information (the "Statement of Additional Information") incorporated therein by reference, as amended and supplemented, as included in the then currently effective registration statement (or post-effective amendment thereto) of the Trust, as filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Registration Statement").

     In consideration for the mutual covenants contained herein, it is hereby agreed that our respective rights and obligations shall be as follows:

     1. In all sales of Fund shares to the public, we shall act as dealer for our own account and in no transaction shall we have any authority to act as agent other than as set forth in this Agreement for the Trust, the Fund, for you or for any other dealer.

     2. All orders for the purchase of Fund shares shall be executed promptly, at the then current public offering price per share (i.e., the net asset value per share plus the applicable sales load, if any) and all orders for the redemption of Fund shares shall be executed promptly at the net asset value per share minus the contingent deferred sales load, if any, in each case as described in the Prospectus. The minimum initial purchase order and minimum subsequent purchase order shall be as set forth in the Prospectus. All orders are subject to acceptance or rejection by you at your sole discretion. Unless otherwise mutually agreed in writing, each transaction shall be confirmed promptly in writing directly to the customer and a copy of each confirmation shall be sent simultaneously to us. We acknowledge that the Trust has reserved the right, at its discretion and without notice, to suspend the sale of shares or withdraw entirely the sale of shares of the Fund.


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Provident Distributors, Inc.
Page 2


     3. In ordering Fund shares, we shall rely solely and conclusively on the representations contained in the Prospectus. We agree that we shall not offer or sell Fund shares except in compliance with all applicable federal and state securities laws and the rules and regulations of applicable regulatory agencies or authorities. In connection with offers to sell and sales of Fund shares, we agree to deliver or cause to be delivered to each person to whom any such offer or sale is made, at or prior to the time of such offer or sale, a copy of the Prospectus and, upon request, the Statement of Additional Information. We further agree to obtain from each customer to whom we sell Fund shares any taxpayer identification number certification required under Section 3406 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder, and to provide you or your designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding in accordance with Section 3406 of the Code and the regulations thereunder. Unless otherwise mutually agreed in writing, you shall deliver or cause to be delivered to each customer who purchases shares of the Fund from or through us copies of all annual and interim reports, proxy solicitation materials, and any other information and materials relating to the Fund and prepared by or on behalf of you, the Fund or its investment advisor, custodian, transfer agent or dividend disbursing agent for distribution to each customer. You agree to supply us with copies of the Prospectus, Statement of Additional Information, annual reports, interim reports, proxy solicitation materials and any other such information and materials relating to the Fund in reasonable quantities upon request.

     4. We shall not make any representations concerning Fund shares other than those contained in the Prospectus or in any promotional materials or sales literature furnished to us by you or the Fund. Except as otherwise provided in Paragraph 3 of this Agreement, we shall not furnish or cause to be furnished to any person or display or publish any information or materials relating to the Fund (including, without limitation, promotional materials and sale literature, advertisements, press releases, announcements, statements, posters, signs or other similar material), except such information and materials as may be furnished to us by you or the Fund, and such other information and materials as may be approved in writing by you.

     5. In determining the amount of any dealer reallowance payable to us hereunder, you reserve the right to exclude any sales which you reasonably determine are not made in accordance with the terms of the Prospectus and the provisions of this Agreement.

     6.   (a)       In the case of Fund shares sold with a sales load, customers may be entitled to a reduction in sales load on purchases made from the Fund by utilizing a letter of intent ("Letter of Intent") in accordance with the Prospectus. In such case, our dealer reallowance will be paid based upon the reduced sales load, but an adjustment to the dealer reallowance will be made in accordance with the Prospectus to reflect the investor's actual purchases if he or she should fail to fulfill the


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Provident Distributors, Inc.
Page 3

commitment in the Letter of Intent. The sales load and/or dealer reallowance may be changed at any time in the sole discretion of the Trust.

          (b) Subject to and in accordance with the terms of the Prospectus, a reduced sales load may be applicable with respect to customer accounts through a right of accumulation under which customers are permitted to purchase Fund shares at the then current public offering price per share applicable to the total of (i) the dollar amount of shares then being purchased plus (ii) an amount equal to the then current net asset value or public offering price originally paid for shares already purchased, whichever is higher. In such case, we agree to furnish to you or to the Fund's transfer agent, as such term is defined in the Prospectus (the "Transfer Agent"), sufficient information to permit your confirmation of qualification for a reduced sales load; acceptance of the purchase order is subject to such confirmation.

          (c) With respect to Fund shares sold with a sales load, we agree to advise you promptly at your request as to amounts of any and all sales by us qualifying for a reduced sales load.

     7. We agree to provide distribution and marketing services in the promotion and sale of Fund shares and to furnish services and assistance to our customers who invest in or own Fund shares. For such services, you agree to compensate us in accordance with the current schedule of dealer compensation that you have furnished us. We acknowledge that we will only receive compensation through the Fund's Rule 12b-1 plan and that we will only receive compensation with respect to the Fund so long as the Rule 12b-1 plan for the Fund remains in effect. We further acknowledge that you will provide to the Board of Trustees of the Trust, and the Board of Trustees will review, at least quarterly, a written report of the amounts expended pursuant to this Agreement and the purposes for which such expenditures were made. In connection with such reviews, we will furnish you or your designees with such information as you or they may reasonably request (including, without limitation, periodic certifications confirming the provision to our customers of the services described herein), and will otherwise cooperate with you and your designee (including, without limitation, any auditors designated by you), in connection with the preparation of reports to the Board of Trustees of the Trust concerning this Agreement and the monies paid or payable by you pursuant hereto, as well as any other reports or filings that may be required by law.

     8. The procedures relating to all orders and the handling thereof will be subject to the terms of the Prospectus and your written instructions to us from time to time. No conditional orders will be accepted. We agree to place orders with you immediately for the same number of shares and at the same price as any sales by us. We shall not withhold placing orders received from customers so as to profit ourselves as a result of such withholding by a change in the net asset value from that used in determining the offering price to such customers, or otherwise; provided, however, that the foregoing shall not prevent the purchase of Fund shares by us for our own bona fide investment. We agree that: (a) we shall not effect any transactions (including, without limitation, any purchases and


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Provident Distributors, Inc.
Page 4

redemptions) in Fund shares registered in the name of, or beneficially owned by, any customer unless such customer has granted us full right, power and authority to effect such transactions on his or her behalf and (b) you, the Fund, the Trust, the Transfer Agent and your and their respective officers, directors or trustees, agents, employees and affiliates shall not be liable for, and shall be fully indemnified and held harmless by us from and against, any and all claims, demands, liabilities and expenses (including without limitation, reasonable attorneys fees) which may be incurred by you or any of the foregoing persons entitled to indemnification from us hereunder arising out of or in connection with the execution of any transactions in Fund shares registered in the name of, or beneficially owned by, any customer in reliance upon any oral or written instructions believed to be genuine and to have been given by or on behalf of us.

     9.   (a)       We agree to pay for purchase orders of Fund shares from us in accordance with the terms of the Prospectus. On or before the settlement date of each purchase order for Fund shares, we shall either (i) remit to an account designated by you with the Transfer Agent an amount equal to the then current public offering price of the Fund shares less our dealer reallowance, if any, with respect to such purchase order as determined by you in accordance with the terms of the Prospectus, or (ii) remit to an account designated by you with the Transfer Agent an amount equal to the then current pubic offering price of the Fund shares without deduction for our dealer reallowance, if any, with respect to such purchase order as determined by you in accordance with the terms of the Prospectus, in which case our dealer reallowance, if any, shall be payable to us on at least a monthly basis. If payment for any purchase order is not received in accordance with the terms of the Prospectus, you reserve the right, without notice, to cancel the sale and to hold us responsible for any loss sustained as a result thereof.

          (b) If any shares sold to us under the terms of this Agreement are sold with a sales load and are redeemed for the account of the Fund or are tendered for redemption within seven (7) days after confirmation of our purchase order for such shares: (i) we shall forthwith refund to you the full dealer reallowance received by us on the sale; and (ii) you shall forthwith pay to the Fund your portion of the sales load on the sale which had been retained by you and shall also pay to the Fund the amount refunded by us.

     10. If the Trust issues certificates for Fund shares, certificates for shares sold to us hereunder shall only be issued in accordance with the terms of the Prospectus and upon our customer's specific request and, upon such request, shall be promptly delivered to us by the Transfer Agent unless we make other arrangements. However, in making delivery of such share certificates to us, the Transfer Agent shall have adequate time to clear any checks drawn for the payment of Fund shares.


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Provident Distributors, Inc.
Page 5

     11.  We hereby represent and warrant to you that:

          (a) we are a corporation, partnership or other entity duly organized and validly existing in good standing under the laws of the jurisdiction in which we were organized;

          (b) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all necessary action and all other authorization and approvals (if any) required for our lawful execution and delivery of this Agreement and our performance hereunder have been obtained; and

          (c) upon execution and delivery by us, and assuming due and valid execution and delivery to you, this Agreement will constitute a valid and binding agreement, enforceable against us in accordance with its terms.

     12. We further represent and warrant to you that we are a member in good standing of the NASD and, with respect to any sales in the United States, we agree to abide by all of the rules and regulations of the NASD, including, without limitation, its Business Conduct Rules. We agree to comply with all applicable federal and state laws, rules and regulations. You agree to inform us, upon our request, as to the states in which you believe Fund shares have qualified for sale under, or are exempt from the requirements of, the respective securities laws of such states, but you shall have no obligation or responsibility as to our right to sell shares in any jurisdiction. We agree to notify you immediately in the event of (a) our expulsion or suspension from the NASD, or (b) our violation of any applicable federal or state law, rule or regulation arising out of or in connection with this Agreement or which may otherwise affect in any material way our ability to act as a dealer in accordance with the terms of this Agreement. Our expulsion from the NASD will automatically terminate this Agreement immediately without notice. Our suspension from the NASD for violation of any applicable federal or state law, rule or regulation will terminate this Agreement effective immediately upon your written notice to us of termination, and we agree to provide immediate written notice to you of any such suspension.

     13. In the event that you breach any of the terms and conditions of this Agreement, you will indemnify us, the Fund, the Trust and our affiliates for any damages, losses, costs and expenses (including reasonable attorneys' fees and expenses) arising out of or relating to such breach. In the event that we breach any of the terms and conditions of this Agreement, we will indemnify you, the Fund, the Trust and your affiliates for any damages, losses, costs and expenses (including reasonable attorneys' fees and expenses) arising out of or relating to such breach.


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Provident Distributors, Inc.
Page 6

     14. The names and addresses and other information concerning our customers are and shall remain our sole property, and neither you nor your affiliates shall use such names, addresses or other information for any purpose except in connection with the performance of your duties and responsibilities hereunder and except for servicing and informational mailings relating to the Fund. Notwithstanding the foregoing, this Paragraph 14 shall not prohibit you or any of your affiliates from utilizing for any purposes the names, addresses or other information concerning any of our customers if such names, addresses or other information are obtained in any manner other than from us pursuant to this Agreement. The provisions of this Paragraph 14 shall survive the termination of this Agreement.

     15. By requesting expedited redemption, we agree that you, the Fund, the Trust, the Transfer Agent, and your and their respective officers, directors or trustees, agents, employees and affiliates shall not be liable for and shall be fully indemnified and held harmless by us from and against any and all claims, demands, liabilities and expenses (including, without limitation, reasonable attorneys' fees and expenses) arising out of or in connection with any expedited redemption payments.

     16. Neither this Agreement nor the performance of the services of the respective parties hereunder shall be considered to constitute an exclusive arrangement, or to create a partnership, association or joint venture between you and us. Neither party hereto shall be, act as, or represent itself as, the agent or representative of the other other than as set forth in this Agreement, nor shall either party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name of, or on behalf of the other party other than as set forth in this Agreement. This Agreement is not intended to, and shall not create any rights against either party hereto by any third party solely on account of this Agreement. Neither party hereto shall use the name of the other party in any manner without the other party's prior written consent, except as required by any applicable federal or state law, rule or regulation, and except pursuant to any promotional programs mutually agreed upon in writing by the parties hereto.

     17. Except as otherwise specifically provided herein, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid, registered or certified United States first class mail, return receipt requested, or by telex, telegram or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to you shall be given or sent to you at your offices, located at Four Falls Corporate Center, 6th Floor, West Conshohocken, PA 19428-2961 and all notices to us shall be given or sent to us at our address shown below.


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Provident Distributors, Inc.
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     18.  This Agreement shall become effective only when accepted and signed by you, and may be terminated at any time by either party hereto upon fifteen (15) days prior written notice to the other party. Notwithstanding the termination of this Agreement, all unfulfilled obligations, duties and liabilities of either party to the other as of the date of termination including, without limitation, all obligations of indemnification of either to the other shall remain the responsibility of the respective party. This Agreement may be amended only by a written instrument signed by both the parties hereto and may not be assigned by either party without the prior written consent of the other party. This Agreement constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes any and all prior agreements between the parties hereto relating to the subject matter hereof.

     19. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the principles of conflicts of laws.

                                   Very truly yours,



                                   J.J.B. HILLIARD, W.L. LYONS, INC.
                                   ---------------------------------------------
                                   Name of Broker-Dealer  (Please Print or Type)

                                   ---------------------------------------------
                                   ---------------------------------------------
                                   Address

                                   Dated:
                                         ---------------------------------------

                                   By:
                                      ------------------------------------------
                                                  Authorized Dealer


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Provident Distributors, Inc.
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Note:
Please sign and return both copies of this Agreement to Provident Distributors, Inc. Upon acceptance a countersigned copy will be returned to you for your files.



                                   Accepted:
                                   Provident Distributors, Inc.


                                   Dated:
                                          --------------------------

                                   By:
                                       -----------------------------
                                             Authorized Signature